UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2023

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1751 River Run, Suite 400 Fort Worth, Texas 76107
(Address of principal executive offices)

(817) 438-6168
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2023, our Board of Directors, or Board, acting on the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Thomas King to serve as a director of TFF Pharmaceuticals, Inc. until our next annual meeting of the stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

In connection with his appointment, and pursuant to our previously disclosed independent director compensation policy, the Compensation Committee of the Board approved the grant of an option to Mr. King under our 2021 Stock Incentive Plan to purchase 132,442 shares of our common stock at an exercise price of $0.35 per share. The option vests and first becomes exercisable in 36 equal monthly installments, with the first installment vesting on December 13, 2024 and the remaining installments on the 13th day of the month over the next 35 months. The option has a term of ten years from the date of grant and is otherwise subject to our 2021 Stock Incentive Plan.

On December 13, 2023, we issued a press release announcing the appointment of Mr. King. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits	Method of Filing

The following exhibit is filed with this report:

Exhibit 99.1	Press Release dated December 13, 2023 Announcing the Appointment of Thomas King to the TFF Board.	Filed Electronically herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: December 15, 2023	/s/ Kirk Coleman
Kirk Coleman,
Chief Financial Officer

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